PLAN AND AGREEMENT OF MERGER


	This Plan and Agreement of Merger (hereinafter called the "Plan and Agreement") entered into this 1st day of April, 1998, between Holometrix Acquisition Corp., a Delaware corporation (hereinafter sometimes referred to as the "Delaware corporation"), Tytronics Incorporated, a Massachusetts corporation (hereinafter sometimes referred to as the "Massachusetts corporation"), National Metal Refining Company, a New Jersey corporation (hereinafter sometimes referred to as the "New Jersey corporation") and Holometrix, Inc., a Delaware corporation (hereinafter sometimes referred to as "Holometrix"), with the Delaware corporation, the Massachusetts corporation and the New Jersey corporation hereinafter sometimes referred to as the "Constituent Corporations".

W I T N E S S E T H:

	WHEREAS, Holometrix has an authorized capital stock consisting of Ten Million (10,000,000) shares of Preferred Stock, $.01 par value and Thirty Million (30,000,000) shares of Common Stock, $1.00 par value, of which 22,296,878 shares of Common Stock are now issued and outstanding;

	WHEREAS, Holometrix has agreed to submit an amendment to its Certificate of Incorporation to its stockholders for approval to be effective prior to the Effective Time to increase the number of authorized shares of its Common Stock to 100,000,000 shares;

	WHEREAS, the Massachusetts corporation has an authorized capital stock consisting of Seventy-Five Thousand (75,000) shares of Preferred Stock, $1.00 par value, of which Sixteen Thousand Eight Hundred Twenty-Seven (16,827) shares are issued and outstanding and Four Hundred Twenty Thousand (420,000) shares of Common Stock, $.01 par value, of which One Hundred
Fifty Thousand Two Hundred Seventy-One (150,271) are issued and outstanding;

	WHEREAS, the New Jersey corporation has an authorized capital stock consisting of 770,000 shares of Common Stock, $.01-1/3 par value, of which Seventy-Three Thousand Six Hundred Sixty-Four (73,664) shares, excluding One Hundred Twenty Thousand (120,000) shares of Common Stock owned by Holometrix, are issued and outstanding;

WHEREAS, the Board of Directors of the New Jersey corporation has agreed to submit an amendment of its Certificate of Incorporation to its stockholders for approval to be effective prior to the Effective Time to reduce the authorized shares of Common Stock of the New Jersey corporation to 770 shares and to affect a One (1) for One Thousand (1,000) reverse stock split, such that prior to the Effective Time, approximately 185 shares of Common Stock of the New Jersey corporation will be issued and outstanding;

	WHEREAS, the Delaware corporation is a wholly-owned subsidiary of Holometrix, Inc.; and

	WHEREAS, the Board of Directors of the Massachusetts corporation, the New Jersey corporation and of the Delaware corporation deem it advisable to merge the Massachusetts corporation and the New Jersey corporation with and into the Delaware corporation, pursuant to the corporation laws of the Commonwealth of Massachusetts, and the States of New Jersey and Delaware.

	NOW, THEREFORE, the parties to this Plan and Agreement, in consideration of the mutual covenants and agreements hereinafter contained, do hereby prescribe the terms and conditions of said merger and the mode of carrying the same into effect, as follows:

	FIRST: The Massachusetts corporation and the New Jersey corporation shall be merged into the Delaware corporation on the Effective Date as hereinafter defined. The Delaware corporation shall thereafter continue as the Surviving Corporation and as such is hereinafter sometimes called the "Surviving Corporation".

	SECOND: From and after the Effective Date, the Certificate of Incorporation of the Delaware corporation shall remain and be the Certificate of Incorporation after the merger until the same shall be altered or amended as provided by law. From and after the Effective Date and until amended in accordance with law, the Certificate of Incorporation of the Delaware corporation, shall be, and may be certified as, the Certificate of Incorporation of the Surviving Corporation. The By-Laws of the Delaware corporation in effect on the Effective Date shall be the By-Laws of the Surviving Corporation.

	THIRD: The shares of the Massachusetts corporation and the New Jersey corporation shall be exchanged for shares of Holometrix.

	FOURTH: The manner of converting the outstanding shares of the Massachusetts corporation into shares of Holometrix shall be as follows:

	(a)	Each issued and outstanding share of Preferred Stock of the
Massachusetts corporation shall be exchanged and converted into 254.542 shares of Common Stock of Holometrix (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.

	(b)	Each issued and outstanding share Common Stock of the
Massachusetts corporation shall be exchanged and converted into 231.402 shares of Common Stock of Holometrix (rounded up to the nearest whole share), which shares shall be deemed fully paid and nonassessable.

        (c) After the Effective Date, each holder of an outstanding certi-ficate or certificates representing shares of the Massachusetts corporation shall surrender the same to Holometrix, and each holder shall be entitled upon such surrender to receive the number of shares of capital stock of Holometrix on the basis provided herein. Until so surrendered, the outstanding shares of capital stock of the Massachusetts corporation to be converted into the stock of Holometrix, as provided herein, may be treated by Holometrix for all corporate purposes as evidencing the ownership of shares of Holometrix as though said surrender and exchange had taken place.

	(d)	After the Effective Date, the outstanding options and warrants to purch capital stock of the Massachusetts corporation, and all rights in respect thereof, shall be converted to options and warrants to purchase shares of Holometrix Common Stock that each holder of such option and warrant would have become entitled to receive on the conversion, as set forth in subparagraph
(b) above, had each such option and warrant been exercised immediately prior to the Effective Date, and each substitute option and warrant shall contain, as nearly as practical, the same terms and conditions as each such original option and warrant to purchase capital stock of the Massachusetts corporation.

	FIFTH: The manner of converting the outstanding shares of the New Jersey corporation into shares of Holometrix shall be as follows:

	(a)	Each share of Common Stock of the New Jersey corporation
shall be exchanged and converted into 79,807 shares of Holometrix Common
Stock (rounded up to the nearest whole share and after giving effect to the reverse stock split), which shares shall be deemed fully paid and nonassessable.


	(b)	After the Effective Date, each holder of an outstanding
certificate or certificates representing shares of the New Jersey corporation shall surrender the same to Holometrix, and each holder shall be entitled upon such surrender to receive the number of shares of capital stock of Holometrix on the basis provided herein. Until so surrendered, the outstanding shares of capital stock of the New Jersey corporation to be converted into the stock of Holometrix, as provided herein, may be treated by Holometrix for all corporate purposes as evidencing the ownership of shares of Holometrix as though said surrender and exchange had taken place.

	(c)	After the Effective Date, the outstanding options and warrants to capital stock of the New Jersey corporation, and all rights in respect thereof, shall be converted to options and warrants to purchase shares of Holometrix Common Stock that each holder of such option and warrant would have become entitled to receive on the conversion, as set forth in subparagraph
(b) above, had each such option and warrant been exercised immediately prior to the Effective Date, and each substitute option and warrant shall contain, as nearly as practical, the same terms and conditions as each such original option and warrant to purchase capital stock of the New Jersey corporation.

	SIXTH:	On the Effective Date:

        (1) The Constituent Corporations shall become a single corpora-tion, shall be the Delaware corporation, the Surviving Corporation, and the separate existence of the Massachusetts corporation and the New Jersey corporation shall cease.

	(2)	The Surviving Corporation shall be entitled to all the rights and assets and be subject to all the duties and liabilities of the Massachusetts corporation, the New Jersey corporation and the Delaware Corporation, to the full extent provided in Section 259 of the General Corporation Law of the State of Delaware, Section 80 of the Business Corporation Law of the Commonwealth of Massachusetts and Chapter 10, Section 14A: 10-6 of the Business Corporation Act of the State of New Jersey. The officers and directors of the Massachusetts corporation, the officers and directors of the New Jersey corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the Massachusetts corporation and the New
Jersey corporation or otherwise to execute and deliver all instruments and do anything else which the Surviving Corporation may request in order to perfect the transfer to it of all of the Massachusetts corporation's and the New Jersey corporation's rights and assets, or otherwise to carry out the purposes of this Agreement.

	(3)	The directors and officers of the Surviving Corporation
in office on the Effective Date shall include the following persons in the following positions:

       John E. Wolfe                           President, Treasurer and
                                               Director

       David J. Brown                          Secretary


and such directors and officers shall constitute the directors and officers of the Delaware corporation until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

	SEVENTH: This Plan and Agreement shall be submitted to the shareholders of each of the Constituent Corporations at meetings separately called for the purpose, and the merger shall become effective upon the approval of this Plan and Agreement by the requisite vote or consent of the shareholders of each of said corporations and the execution, acknowledgment, filing,issuance, and recording of such documents as may be required by the applicable Secretaries of State. The term "Effective Date", as used in this Plan and Agreement, means the latest point of time at which the Secretaries of State of Massachusetts, New Jersey and Delaware accept the Plan and Agreement for filing.

	EIGHTH: Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement may be terminated and abandoned by the Board of Directors of any of the Constituent Corporations or Holometrix at anytime before the merger shall have otherwise become effective under the respective laws of such Constituent Corporation's state of incorporation.

	IN WITNESS WHEREOF, the parties to this Plan and Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors, have caused these presents to be executed by the President and attested by the Secretary of each party hereto.

(Corporate Seal)                                 HOLOMETRIX ACQUISITION
CORP.
                                                (a Delaware corporation)

ATTEST:
                                               By:_____________________
_________________________                         John E. Wolfe
David J. Brown                                    President
Secretary

(Corporate Seal)                               TYTRONICS INCORPORATED
                                              (a Massachusetts corporation)


ATTEST:
                                                By: _____________________
_________________________                           John E. Wolfe
Clerk                                               President

(Corporate Seal)                               NATIONAL
METAL REFINING 										COMPANY
                                              (a New Jersey corporation)

ATTEST:
                                                By: _____________________
_________________________                           Linda E. Dousis
Secretary                                           President


(Corporate Seal)                                    HOLOMETRIX, INC.
                                                   (a Delaware corporation)


ATTEST:
                                                By: _____________________
_________________________                           John E. Wolfe
Secretary                                           President


THE ABOVE PLAN AND AGREEMENT OF MERGER having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, the Business Corporation Law of the Commonwealth of Massachusetts and the Business Corporation Act of the State of New Jersey, the President of each corporate party thereto does now hereby execute the said Plan and Agreement of Merger,and the Secretary of each corporate party thereto does now hereby attest the said Plan and Agreement of Merger under the corporate seals of the respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations on this 28th day of April, 1998.

(Corporate Seal)                           HOLOMETRIX ACQUISITION CORP.
                                          (a Delaware corporation)


ATTEST:
                                           By:_____________________
_________________________                     John E. Wolfe
David J. Brown                                President
Secretary

(Corporate Seal)                              TYTRONICS INCORPORATED
                                             (a Massachusetts corporation)


ATTEST:
                                           By _____________________
_________________________                     John E. Wolfe
Clerk                                         President



(Corporate Seal)                           NATIONAL METAL REFINING
                                           COMPANY
                                          (a New Jersey corporation)


ATTEST:
                                           By: _____________________
_________________________                      Linda E. Dousis
Secretary                                      President


(Corporate Seal)                           HOLOMETRIX, INC.
                                           (a Delaware corporation)

ATTEST:
                                           By: _____________________
_________________________                      John E. Wolfe
Secretary                                      President


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